UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 29, 2011

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Miller Industries, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2011 (the “Original Filing”).  The sole purpose of this Amendment is to disclose, as required by SEC regulations, the Company’s determination of the frequency of future shareholder advisory votes on executive compensation.  No other changes have been made to the Original Filing.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As reported in the Original Filing, at the Company’s 2011 Annual Meeting of Shareholders held on May 29, 2011, the Company’s shareholders voted, on an advisory basis, in favor of holding future advisory votes on executive compensation once every year, as had been recommended by the Board of Directors.  After considering the outcome of the advisory shareholder vote, the Company’s Board of Directors determined that, consistent with the results of the shareholder advisory vote, as had been recommended by the Board of Directors, the Company will hold future shareholder advisory votes on executive compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and
Secretary

Date:  August 11, 2011